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                                                                    Exhibit 99.1





                      LAWSUIT FILED AGAINST TRICORD SYSTEMS


     MINNEAPOLIS (April 9, 2002) - Tricord Systems, Inc. (NASDAQ: TRCD) announced today that a lawsuit has been filed against the company, its board of directors and Joan Wrabetz, a former director and chief executive officer of the company, by preferred shareholder Rose Glen International Investors LDC. Rose Glen alleges in the lawsuit that the company breached certain representations made to Rose Glen when it invested in the company in February 2001 and that the continuation of business by the company constitutes a waste of its assets. Rose Glen is seeking damages of $25 million plus interest and the appointment of a receiver to wind-up the affairs of the company.

     Commenting on the lawsuit, Tricord's President and CEO Keith Thorndyke, said, "Tricord's management and its board believe that the suit is without merit. We intend to defend the case vigorously and continue to build our business."

     The suit was filed in the Court of Chancery for the State of Delaware.

ABOUT TRICORD'S LUNAR FLARE(TM) NAS

Lunar Flare NAS is a scalable, fault tolerant clustered appliance that is radically easy to grow, manage and use. Enabled by Tricord's patented Illumina(TM) software, multiple Lunar Flare NAS appliances aggregate to create a cluster, managed as a single resource. Clusters of up to 16 appliances provide seamless scalability up to almost four terabytes. Designed for growing e-businesses, midsize companies and workgroups, this unique solution allows administrators to add storage with no downtime, no user interruption and nearly effortless administration.

ABOUT TRICORD SYSTEMS

Tricord Systems, Inc. designs, develops and markets clustered server appliances and software for content-hungry applications. The core of Tricord's revolutionary new technology is its patented Illumina(TM) software that aggregates multiple appliances into a cluster, managed as a single resource.


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Radically easy to deploy, manage and grow, Tricord's products allow users to add capacity to a cluster with minimal administration. Appliances are literally plug-and-play, offering seamless growth and continuous access to content with no downtime. The technology is designed for applications including general file serving, virtual workplace solutions, digital imaging, and security. Tricord is based in Minneapolis, MN with offices in Colorado, California and Georgia. For more information, visit www.tricord.com.

"Safe-Harbor" Statement Under Private Securities Act of 1995: The statements contained herein that are not historical facts contain forward-looking information with respect to plans, projections or future performance of the Company, including the Company's expectations regarding its products. There is no guarantee or assurance that these plans, projections or future performance of the Company as indicated will be achieved, and actual results could differ materially. Factors, certain risks and uncertainties that could impact the Company's future results and the performance of its stock price include, without limitation, the Company's ability to maintain the listing of its common stock on the Nasdaq SmallCap market, raise additional capital, generate revenues at a level necessary to support its business, establish and maintain the market acceptance of its products in light of changing market conditions, detect the presence of and correct any software errors, respond to changes in technology and industry standards, enter into partner relationships or otherwise develop distribution capabilities, protect and enforce its intellectual property rights, hire and retain required personnel as well as the potential dilution to the Company's common stockholders upon any conversion of the Company's Series E Preferred Stock and other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking information.

TRICORD INVESTOR CONTACT:

Investor Relations
763-551-6402